Exhibit 99.1

news release

NYSE: TC
TSX: TCM, TCM.WT
May 23, 2011	TSX-V: TRX.WT

THOMPSON CREEK PROMOTES SCOTT SHELLHAAS TO PRESIDENT

Denver, Colorado - Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”), a growing, diversified North American mining company, today announced that Scott Shellhaas, the Company’s Chief Operating Officer since 2009, has been promoted to President, effective May 23, 2011.  As President and Chief Operating Officer, Mr. Shellhaas will continue to oversee the Company’s mining operations and projects, plus assume responsibility for Thompson Creek’s Corporate Responsibility, Exploration, New Business Development and Human Resources/Administration departments.

“I am extremely pleased with the promotion of Scott Shellhaas to the office of President of Thompson Creek,” said Kevin Loughrey, Chairman and CEO of the Company.  “For the past two years, Scott’s leadership and integrity have been instrumental in the success of our existing operations. We expect that his proven track record and experience within the mining industry will ensure the successful construction and development of the Mt. Milligan copper-gold mine and other development projects,” added Mr. Loughrey.

Mr. Shellhaas has more than 29 years of international executive management and operating experience within the mining industry.

Mr. Shellhaas’ mining career started with Cyprus Amax Minerals Company where he was a managing attorney from 1982 to 1989. He subsequently served in operating positions, including: President of Cyprus Australia Gold Company (1989-1991), a gold and copper producer in Australia; President of Cyprus Northshore Mining Company (1991-1994), an iron ore producer in Minnesota; President of Cyprus Foote Mineral Company (1993-1996), an international lithium producer operating in Chile and the United States; and President and Chief Operating Officer of Amax Gold Inc. (1996-1998), a publicly traded global gold producer. From 1998 to 2000, he was President of Cyprus Australia Coal Company, a coal producer in Australia, and Chairman and Chief Executive Officer of Oakbridge Proprietary Ltd., an associated coal producing and marketing joint venture and consortium.

From 2000 to 2007, Mr. Shellhaas was the CEO designate for venture capital development projects involving coal, iron and steel producers within the United States. He then was Vice President of Richmond, Virginia-based Imagin Natural Resources, a start-up natural resource company focusing on the acquisition and operation of coal assets. Between Imagin in 2008 and joining Thompson

Creek in 2009, he provided executive management consulting services to natural resource and energy companies.

Mr. Shellhaas has a Bachelor of Arts in Economics from the University of North Carolina-Chapel Hill and a Juris Doctor with Honors from the University of Wyoming School of Law.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified North American mining company.   The Company produces molybdenum at its 100%-owned Thompson Creek Mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako Mine in northern British Columbia.  The Company is also in the process of constructing the Mt. Milligan copper-gold mine in northern British Columbia, which is expected to commence production in 2013.  The Company’s development projects include the Berg copper-molybdenum-silver property and the Davidson molybdenum property, both located in central British Columbia.  Thompson Creek has approximately 967 employees.  Its principal executive office is in Denver, Colorado and its Canadian administrative office is in Vancouver, British Columbia.  More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking information’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.  Forward-looking statements include statements with respect to: future financial or operating performance of Thompson Creek or its subsidiaries and its projects; future inventory, production, cash costs, capital expenditures and exploration expenditures; funding sources for the Endako Mine expansion and Mt. Milligan development costs; 2011 operating goals; and 2011 molybdenum prices.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including global economic conditions; volatility in molybdenum prices; labor cost and materials cost fluctuations; foreign currency fluctuations; energy price fluctuations; project delays; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek’s share price; changes in environmental regulation; the actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; and failure of plant, equipment or processes to operate as anticipated.  Additional factors that could cause Thompson Creek’s results to differ from those described in the forward-looking information can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s Annual Report on Form 10-K, in Section 1A of Thompson Creek’s Quarterly Report on Form 10-Q and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Christine Stewart Renmark Financial Communications Inc. Tel: (416) 644-2020 cstewart@renmarkfinancial.com